Exhibit 4.3

             Agreement to Furnish Copy of Third Amendment

                              May 6, 1997


     Pursuant to Item 601(b)(4)(3)(A) of Regulation S-K, the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of the Third Amendment, dated as of March 1, 1997, to the Note Agreement, dated May 1, 1991, with The Minnesota Mutual Life Insurance Company and others.


                              WLR FOODS, INC.

                              By:_/s/ Robert T. Ritter________
                                   ROBERT T. RITTER

                              Its: Chief Financial Officer